                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES


To the Board of Directors
Primark Corporation
Waltham, MA


We consent to the incorporation by reference in Amendment No. 3 to Registration Statement No. 333-43299 of Primark Corporation on Form S-3 of our report dated February 10, 1998 (March 30, 1998 as to Note 14) incorporated by reference in the Annual Report on Form 10-K of Primark Corporation for the year ended December 31, 1997 ( the "Form 10-K") and our report on the financial statement schedule included in our Independent Auditors' Consent dated March 30, 1998, which is included in the Form 10-K.


DELOITTE & TOUCHE LLP

Boston, MA
April 8, 1998